INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Optek Technology, Inc.



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the registration statement and prospectus.




/s/ KPMG Peat Marwick LLP


Dallas, Texas
September 18, 1998